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                                                                Exhibit 23



                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our report dated February 14, 1997, included in the 1996 Annual Report to Shareholders of PACCAR Inc.

Our audits also included the consolidated financial statement schedule of PACCAR Inc listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83673) pertaining to the 1981 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of PACCAR Inc incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                             /s/ Ernst & Young LLP
                                            ----------------------
                                             ERNST & YOUNG LLP

Seattle, Washington
March 25, 1997